Exhibit 21.1

ENSTAR GROUP LIMITED
LISTING OF SUBSIDIARIES(1)
As of December 31, 2023

Name	Jurisdiction of Incorporation
AG Australia Holdings Limited	Australia
Alpha Gamma NV	Belgium
Alpha Insurance NV	Belgium
B.H. Acquisition Limited	Bermuda
Brake Systems, Inc.	Delaware
BWDAC, Inc.	Delaware
Cavello Bay Reinsurance Limited	Bermuda
Clarendon National Insurance Company	Texas
Cranmore (UK) Limited	United Kingdom
Cranmore (US) Inc.	Delaware
Cranmore Europe BVBA	Belgium
Cranmore Insurance & Reinsurance Services Europe Limited	Ireland
DCo LLC	Virginia
East Point Reinsurance Company of Hong Kong Limited	Hong Kong
Echlin Argentina S.A.*	Argentina
EFMG LLC	Virginia
Enhanzed Reinsurance Ltd.	Bermuda
Enstar (EU) Holdings Limited	United Kingdom
Enstar (EU) Limited	United Kingdom
Enstar (US Asia-Pac) Holdings Limited	United Kingdom
Enstar (US) Inc.	Delaware
Enstar Acquisitions Limited	United Kingdom
Enstar Asia Pacific Pty Ltd	Australia
Enstar Australia Holdings Pty Limited	Australia
Enstar Australia Limited	Australia
Enstar Finance LLC	Delaware
Enstar GP Limited	Cayman Islands
Enstar Holdco Limited	Bermuda
Enstar Holdings (US) LLC	Delaware
Enstar Insurance Management Services Ireland Limited	Ireland
Enstar Limited	Bermuda
Enstar Managing Agency Limited	United Kingdom
Enstar Solutions II LLC	Delaware
Enstar Solutions LLC	Delaware
Enstar USA, Inc.	Georgia
EPE, Inc.	California
Fitzwilliam Insurance Limited	Bermuda
Fletcher Reinsurance Company	Missouri
Friction Inc.	Delaware
Friction Materials, Inc.	Massachusetts
Gordian Runoff Limited	Australia

Goshawk Insurance Holdings Limited*	United Kingdom
Harper Holding, S.à r.l.	Luxembourg
InRe Fund, L.P.	Cayman Islands
Kenmare Holdings Ltd.	Bermuda
Kinsale Brokers Limited	United Kingdom
Lipe Rollway Mexicana S.A. de C.V.*	Mexico
Mercantile Indemnity Company Limited	United Kingdom
Midland Brake, Inc.	Delaware
Morse TEC LLC	Delaware
Regis Agencies Limited	United Kingdom
River Thames Insurance Company Limited	United Kingdom
Rombalds Run-Off Limited	United Kingdom
SGL No.1 Limited	United Kingdom
Shelbourne Group Limited	United Kingdom
StarStone Corporate Capital 1 Limited*	United Kingdom
StarStone Corporate Capital Limited*	Ireland
StarStone Finance Limited*	United Kingdom
StarStone Insurance Bermuda Limited*	Bermuda
StarStone Insurance SE*	Liechtenstein
StarStone Insurance Services Limited*	United Kingdom
StarStone Specialty Holdings Limited*	Bermuda
StarStone Underwriting Services B.V.*	Netherlands
Torus Business Solutions Private Ltd.*	India
United Brake Systems Inc.	Delaware
Yosemite Insurance Company	Oklahoma

Notes:
(1) The subsidiary listing excludes noncontrolled entities and branches of subsidiaries. Subsidiaries marked with an asterisk are not wholly held, directly or indirectly, by Enstar Group Limited.